Exhibit 10.1

RESTRICTED SHARE AWARD
UNDER THE
2005 OMNIBUS STOCK AND INCENTIVE PLAN
for
THOMAS GROUP, INC.

Effective as of March 10, 2008 (“Date of Grant”), a RESTRICTED SHARE AWARD (“Award”) is granted by Thomas Group, Inc. (the “Company”) to Earle Steinberg (the “Holder”), provided that this Award is in all respects subject to the terms and provisions of the 2005 Omnibus Stock and Incentive Plan For Thomas Group, Inc. (the “Plan”), all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award.  Capitalized terms used herein without definition shall have the respective meanings specified in the Plan.

WITNESSETH

WHEREAS, the Company desires to grant to the Holder an award of 50,000 Shares;

WHEREAS, the purpose of this Award is to advance the interests of the Company and increase shareholder value by providing additional incentives to attract, retain and motivate the Holder; and

WHEREAS, the terms of the Award are set forth below;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.             Definitions.  As used in this Award, the following words shall have the following meanings:

“Cause” shall mean:

(1)           your conviction or plea of guilty or nolo contendere to a crime that involves dishonesty, disloyalty, moral turpitude, sexual harassment or discrimination, provides for a term of imprisonment or constitutes a felony;

(2)           the willful and intentional failure or willful and intentional refusal to follow reasonable and lawful instructions of the Company’s Board of Directors;

(3)           a material act or omission involving intentional misconduct, malfeasance or gross negligence in performance of duties to the Company or involving neglect of duties in a manner that is materially damaging to the Company or an affiliate of the Company;

(4)           a material breach or default in the performance of the Holder’s obligations under the Holder’s employment agreement with the Company;

(5)           a serious violation of any of the Company’s policies to which officers of the Company are subject; or

(6)           an act of misappropriation, embezzlement, fraud or similar conduct, whether or not involving the Company.

“Change in Control” shall mean the first date, if any, upon which any of the following occurs:

(1)           any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company’s then outstanding securities; provided, however, that the term “Person” shall not include (A) the Company, (B) any employee benefits plan of the Company, (C) a trustee or other fiduciary holding securities under an employee benefit plan of the Company and acting in such capacity, (D) a subsidiary of a corporation owned, directly or indirectly, by the Shareholders in substantially the same proportions as their ownership of voting securities of the Company, or (E) General John T. Chain, Jr. or Edward P. Evans; or

(2)           individuals who, as of the Date of Grant, constitute the Board (the “Incumbent Board Members”) cease for any reason during any 12-month period to constitute more than 50 percent of the members of the Board and the election or appointment of the members of the Board who are not Incumbent Board Members were not endorsed by a majority of the Incumbent Board Members; provided, however, that any individual becoming a director subsequent to the date hereof whose election, nomination for election or appointment was approved by a vote of at least two-thirds of the directors then constituting Incumbent Board Members, shall be considered as though such individual were an Incumbent Board Member; or

(3)           a sale or disposition of all or substantially all of the Company’s assets to any other corporation or other legal person occurs.

“Good Reason” means the occurrence of either of the following circumstances without the Holder’s consent:

(1)           a material reduction in the Holder’s base salary; or

(2)           a material diminution of the Holder’s duties, authority or responsibilities as in effect immediately prior to such diminution.

“Sign-On Shares” shall mean the Shares to be delivered pursuant to this Award.

2.             Sign-On Share Award.  The Company hereby awards to the Holder 50,000 Sign-On Shares upon the terms and subject to the conditions set forth in this Award.

3.             Restrictions and Delivery.  The Company will issue to the Holder stock certificates evidencing the Sign-On Shares, which certificates will be registered in the name of the Holder and will bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Sign-On Shares.  The certificates evidencing the Sign-On Shares shall be held in custody by the Company until the restrictions on such Sign-On Shares shall have lapsed, and, as a condition of this Award, the Holder shall deliver a stock power, duly endorsed in blank, relating to the Sign-on Shares.  The Sign-On Shares shall vest and thereby become deliverable on the one-year anniversary of the Date of Grant.  If the Holder’s employment with the Company terminates (other than under circumstances to which Sections 4, 5 or 6 below apply) prior to the one-year anniversary of the Date of Grant, all Sign-On Shares shall be forfeited.  The Company shall deliver the Sign-On Shares promptly following the one-year anniversary of the Date of Grant.

4.             Termination Without Cause.  If, prior to the time at which all of the Sign-On Shares have been delivered to the Holder, the Holder’s employment is terminated by the Company without Cause, then the Sign-On Shares shall vest and thereby become deliverable and the Company shall deliver all such undelivered Sign-On Shares to the Holder promptly following such termination of employment.

5.             Change in Control.  If after the occurrence of a Change in Control and prior to the time at which all of the Sign-On Shares have been delivered to the Holder, the Holder’s employment is terminated by the Company without Cause or by the Holder for Good Reason, then the Sign-On Shares shall vest and thereby become deliverable and the Company shall deliver all such undelivered Sign-On Shares to the Holder promptly following such termination of employment.

6.             Death or Disability.  If, prior to the time at which all of the Sign-On Shares have been delivered to the Holder, the Holder’s employment is terminated by the Company by reason of death or Disability of the Holder, then the Sign-On Shares shall vest and thereby become deliverable and the Company shall deliver all such undelivered Sign-On Shares to the Holder or his estate, as applicable, promptly following such termination of employment.

7.             Withholding.  On the date on which the Sign-On Shares are delivered, the Holder shall be required to pay to the Company, in cash, the amount which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state income tax withholding requirements and the collection of employment taxes, provided that the Holder may elect to offset the amount the Company reasonably determines as necessary to comply with applicable tax requirements from the Sign-On Shares otherwise deliverable to the Holder (valued at their Fair Market Value on the applicable date) and a net number of Sign-On Shares shall thereafter be delivered to the Holder.  If the Holder makes an election under Section 83(b) of the Code with respect to the Sign-On Shares, the Holder agrees to deliver a copy of such election to the Company concurrently with the filing of such election with the Internal Revenue Service.  In such event, the Holder shall make arrangements satisfactory to the Company to pay in the current year any federal, state or local taxes required to be withheld with respect to such Sign-On Shares.  If the Holder fails to make such payments, then any provision of this Award to the contrary notwithstanding, the Company shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company to the Holder any federal, state or local taxes of any kind required by law to be withheld with respect to such Sign-On Shares.

8.             Status of Holder With Respect to the Shares.  Subject to the limitations and restrictions contained herein, the Holder shall have all rights as a stockholder with respect to the Sign-On Shares, including the right to vote and receive dividends; provided, that any amounts of cash, stock or other assets paid or distributed by the Company with respect to the Sign-On Shares prior to the delivery of such Sign-On Shares to the Holder shall be retained by the Company until the Sign-On Shares vest and become deliverable hereunder, and then will be delivered to the Holder at the same time as the vested Sign-On Shares are delivered to the Holder; provided, further, that if the Sign-On Shares are forfeited then the distributions with respect to such shares also will be forfeited.

9.             Representations and Warranties.  As a condition to the delivery of the Sign-On Shares, the Board may obtain such agreements or undertakings, if any, as the Board may deem necessary or advisable to assure compliance with any law or regulation including, but not limited to, the following:

(a)           a representation, warranty or agreement by the Holder to the Company that he is acquiring the Sign-On Shares for investment and not with a view to, or for sale in connection with, the distribution of any such Sign-On Shares; and

(b)           a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Board, necessary or appropriate to comply with the provisions of any securities law deemed by the Board to be applicable to the issuance of the Sign-On Shares and are endorsed upon the Share certificates.

10.          Termination of the Award.  Except as set forth in Sections 4, 5 and 6 hereof, this Award shall automatically terminate and expire on the earlier of (i) the date on which the Sign-On Shares have been delivered or (ii) the date of the Holder’s Separation, and upon the date of such termination of the Award all Sign-On Shares which have not been delivered on or prior to such date will be permanently forfeited.

11.          Interpretation of the Award Provisions.  The Committee shall have the authority to the full extent provided under the terms of the Plan to interpret all terms of the Plan and this Award, and to otherwise supervise the implementation of such terms.

12.          Governing Law.  TO THE MAXIMUM EXTENT PERMITTED UNDER APPLICABLE LAW, THIS AWARD SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

13.          Binding Effect.  This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

14.          Amendments.  This Award may only be amended by a written document signed by the Company and the Holder.

15.          Severability.  If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

16.          Counterparts.  This Award may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the Company has caused these presents to be executed on its behalf and the Holder has hereunto set his hand, all on the day and year first above written.

THOMAS GROUP, INC.

By:	/s/ Michael E. McGrath
Michael E. McGrath, Executive Chairman

ACKNOWLEDGMENT

The Holder agrees to be bound by all the terms of this Award and the Plan.

/s/ Earle Steinberg
Earle Steinberg